UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 27, 2024

(Date of earliest event reported)

U.S. Lighting Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55689	46-3556776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1148 E 222nd Steet, Euclid, Ohio 44117

(Address of principal executive offices) (Zip Code)

216-896-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2024, Joseph Matozzo and Michael A. Coates stepped down as the chief executive officer and chief financial officer, respectively, of US Lighting Group, Inc. (“USLG” or the “company”). The decision was a mutual one between Messrs. Matozzo and Coates and the company’s board of directors.

Mr. Coates joined the company as controller in February 2023 and was promoted to chief financial officer in December 2023. We thank him for his support of the company during this critical expansion phase of our business into growth sectors such as high-end recreational vehicles (RVs), prefabricated off-grid houses, and high-performance powerboats. Mr. Matozzo joined the company as interim CEO in September 2024. Messrs. Matozzo and Coates have decided to pursue other opportunities, and our board wishes them the best of luck in their future endeavors.

At this time the company has not identified a new CEO or CFO, but is in the process of conducting a search and will announce any additions to our executive team. We are currently focused on launching the Cortes Campers molded fiberglass 22-foot travel trailer, which generated significant interest at the 2024 RV Show in Hershey, Pennsylvania.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US Lighting Group, Inc.

Dated October 3, 2024	/s/ Patricia A. Salaciak
	By	Patricia A. Salaciak
Director of Marketing

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